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                                 EXHIBIT 21.1




       The subsidiaries of Allied Holdings, Inc. and the place of incorporation or organization are as follows:

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
              1.              Allied Automotive Group, Inc. - Georgia corporation

              2.              Allied Systems, Ltd. - Georgia limited partnership

              3.              Auto Haulaway, Inc. - Ontario corporation

              4.              Auto Haulaway Releasing Services (1981) Limited - Ontario Corporation

              5.              Inter Mobile, Inc. - Georgia corporation

              6.              Legion Transportation, Inc. - Georgia corporation

              7.              Allied Industries Incorporated - Georgia corporation

              8.              HAUL Insurance Limited - Cayman Islands entity

              9.              Axis Group, Inc. - Georgia corporation

              10.             Link Information Systems, Inc. - Georgia corporation

              11.             AH Industries, Inc. - Alberta Corporation

              12.             Allied, Inc. - Texas Corporation
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